SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2014

               FIELDPOINT PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	001-32624	84-0811034
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

609 Castle Road # 335, Austin TX  78746

 (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (512) 250-8692

_________________________________________
(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02         RESIGNATION AND ELECTION OF DIRECTORS.

Effective November 7, 2014,  Debra Funderburg resigned as a member of the Board of Directors.  Her resignation was not due to any disagreement with the Board on any matter.

To fill the vacancy caused by the resignation of Ms. Funderburg, the Board appointed Phillip Roberson, the Company’s President and CFO, to serve as a member of the Board of Directors.  Mr. Roberson will not serve on any standing committees of the Board, and will not receive any additional compensation by virtue of his service as a Director.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDPOINT PETROLEUM CORPORATION
Date: November 17, 2014	By_/s/ Phillip Roberson Phillip Roberson, President